Exhibit 99.3

Unaudited Pro Forma Consolidated Financial Information

On August 8, 2018, Front Yard Residential Corporation (the “Company”) acquired all of the equity interests of HavenBrook Partners, LLC, a Delaware limited liability company (“HavenBrook”), and three real estate investment trusts (the “RHA Companies”) owned by Rental Home Associates, LLC, a Delaware limited liability company (“RHA”), for an aggregate purchase price of $485.0 million. HavenBrook is a property management company, and the assets of the entities acquired from RHA include 3,236 single-family rental properties (the “RHA Acquired Properties”). We refer to this transaction as the “HB Acquisition.”

In conjunction with the acquisition of HavenBrook and the new rental properties, Berkadia Commercial Mortgage LLC (“Berkadia”) provided a $508.7 million interest only, 10-year loan with a fixed rate of 4.65% (the “FYR SFR Loan Agreement”) through the Federal Home Loan Mortgage Corporation’s affordable single-family rental pilot program. This financing includes 2,798 of the RHA Acquired Properties as well as 2,015 additional properties already owned by the Company and previously financed on its existing warehouse facilities with Credit Suisse AG (“CS”) and Nomura Corporate Funding Americas, LLC (“Nomura”). 438 of the RHA Acquired Properties were not financed under the FYR SFR Loan. Such properties are financed under the Company's existing repurchase agreement with CS (the “CS Repurchase Agreement”).

In connection with the HB Acquisition, on August 8, 2018, the Company and Altisource S.à r.l. entered into an amendment (the “MSA Amendment Agreement”) to the Master Services Agreement (the “MSA”). Pursuant to the MSA, Altisource S.à r.l. had been the exclusive provider of leasing and property management services to us and each of our subsidiaries. Under the terms of the MSA Amendment Agreement, we agreed to acquire certain property management resources owned by Altisource S.à r.l., and the exclusivity provisions with respect to the renovation and property management provisions have been terminated in order to allow us to internalize the property management function related to the rental properties managed by Altisource S.à r.l.. Following a transition period ending December 31, 2018 (the “Transition Period”), the MSA will be terminated in its entirety in respect of the property management services set forth in the MSA. Subject to certain conditions, the title insurance services statement of work under the MSA will remain in place until the fourth anniversary of the MSA Amendment Agreement. In addition, Altisource S.à r.l. will continue to provide certain services for an ongoing fee, including property preservation, maintenance, valuation, and sale brokerage services, with respect to certain of our remaining non-rental legacy assets until such properties are sold.

In exchange for the property management resources to be acquired and the above-described amendments, including the termination of the exclusivity provision of the MSA, we agreed to pay an aggregate of (x) $15.0 million upon the signing of the MSA Amendment Agreement and (y) $3.0 million, which will be paid on the earlier to occur of (i) a change of control of us or (ii) August 8, 2023.

The unaudited pro forma consolidated financial information is provided for informational and illustrative purposes only and should be read in conjunction with the notes thereto and with the Company's audited consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Report on Form 10-Q for the six months ended June 30, 2018 and its other filings with the Securities and Exchange Commission (the “SEC”). The unaudited pro forma consolidated financial information should not be considered representative of the Company's future financial condition or results of operations.

Front Yard Residential Corporation
Unaudited Pro Forma Consolidated Balance Sheet
June 30, 2018
(in thousands)

	Front Yard Residential Corporation (1)	Rental Home Associates, LLC (1)	HavenBrook Partners, LLC (1)	Pro Forma Adjustments (2)		Pro Forma Front Yard Residential Corporation
Assets:
Real estate held for use:
Land	$317,789	$78,965	$—	$3,774	A	$400,528
Rental residential properties	1,393,371	377,196	—	(94,282)	A	1,676,285
Real estate owned	57,279	—	—	—		57,279
Total real estate held for use	1,768,439	456,161	—	(90,508)		2,134,092
Less: accumulated depreciation	(105,716)	(64,155)	—	64,155	A	(105,716)
Total real estate held for use, net	1,662,723	392,006	—	(26,353)		2,028,376
Real estate assets held for sale	26,850	655	—	94,291	A	121,796
Mortgage loans at fair value	9,778	—	—	—		9,778
Cash and cash equivalents	111,644	15,602	148	(34,986)	A,B,C,E	92,408
Restricted cash	37,095	15,462	—	(10,682)	A	41,875
Accounts receivable, net	16,180	422	52	1,304	A	17,958
Related party receivables	—	1,884	465	(2,349)	A,G	—
Property and equipment, net	—	—	2,357	(2,357)	A,D	—
Intangible and other assets, net	—	—	460	(460)	A,D	—
Goodwill	—	—	—	13,376	A	13,376
Prepaid expenses and other assets	20,791	1,238	506	(4,757)	A,B	17,778
Total assets	$1,885,061	$427,269	$3,988	$27,027		$2,343,345
Liabilities:
Repurchase and loan agreements	$1,241,336	$—	$—	$462,794	B,E	$1,704,130
Notes payable	—	230,599	—	(230,599)	A	—
Accounts payable and accrued liabilities	59,222	10,749	1,628	7,301	A,C	78,900
Related party payables	4,252	464	—	(464)	A,G	4,252
Deferred revenue from RHA	—	—	1,884	(1,884)	A,G	—
Other long term liabilities	—	—	9	(9)	A,D	—
Total liabilities	1,304,810	241,812	3,521	237,139		1,787,282

Commitments and contingencies	—	—	—	—		—

Equity:
Common stock	536	—	—	—		536
Additional paid-in capital	1,181,873	—	—	—		1,181,873
Accumulated deficit	(602,158)	—	—	(24,188)	C,F	(626,346)
Members' equity	—	185,457	467	(185,924)	F	—
Total equity	580,251	185,457	467	(210,112)		556,063
Total liabilities and equity	$1,885,061	$427,269	$3,988	$27,027		$2,343,345
_______________

(1)	Represents the historical unaudited consolidated balance sheet of the indicated entity as of June 30, 2018.

(2)	See Note 2 for information regarding pro forma adjustments.

Front Yard Residential Corporation
Unaudited Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2017
(in thousands, except share and per share data)

	Front Yard Residential Corporation (1)	Rental Home Associates, LLC (1)	HavenBrook Partners, LLC (1)	Pro Forma Adjustments (2)		Pro Forma Front Yard Residential Corporation
Revenues:
Rental revenues	$123,597	$48,562	$—	$(607)	D	$171,552
Change in unrealized gain on mortgage loans	(190,856)	—	—	—		(190,856)
Net realized gain on mortgage loans	84,024	—	—	—		84,024
Net realized gain (loss) on sales of real estate	76,913	—	—	(149)	D	76,764
Interest income	493	—	—	—		493
Construction revenue	—	—	22	(22)	G	—
Commission revenue	—	—	178	(178)	G	—
Property management revenue	—	—	3,705	(3,705)	G	—
Asset management revenue	—	—	6,000	(6,000)	G	—
Marketing and leasing revenue	—	—	2,023	(2,023)	G	—
Total revenues	94,171	48,562	11,928	(12,684)		141,977
Expenses:
Residential property operating expenses	71,741	17,309	—	5,696	D	94,746
Management fees to HavenBrook	—	9,709	—	(9,709)	G	—
Depreciation and amortization	61,601	20,395	1,376	(3,531)	H	79,841
Acquisition fees and costs	778	—	—	—		778
Impairment	40,108	250	—	—		40,358
Mortgage loan servicing costs	10,683	—	—	—		10,683
Interest expense	59,582	10,617	—	12,242	I	82,441
Share-based compensation	4,139	—	—	—		4,139
Bad debt expense	—	607	—	(607)	D	—
General and administrative	10,994	1,893	15,668	(7,382)	D,G	21,173
Management fees to AAMC	17,301	—	—	—		17,301
Total expenses	276,927	60,780	17,044	(3,291)		351,460
Operating loss	(182,756)	(12,218)	(5,116)	(9,393)		(209,483)
Casualty losses	(6,021)	(830)	—	—		(6,851)
Insurance recoveries	3,349	—	—	—		3,349
Loss on disposition of real estate	—	(149)	—	149	D	—
Other income	—	21	—	—		21
Loss before income taxes	(185,428)	(13,176)	(5,116)	(9,244)		(212,964)
Income tax expense	26	—	—	—		26
Net loss	$(185,454)	$(13,176)	$(5,116)	$(9,244)		$(212,990)

Loss per share of common stock - basic:
Loss per basic share	$(3.47)					$(3.98)
Weighted average common stock outstanding - basic	53,493,523					53,493,523

Loss per share of common stock - diluted:
Loss per diluted share	$(3.47)					$(3.98)
Weighted average common stock outstanding - diluted	53,493,523					53,493,523
_______________

(1)	Represents the historical audited consolidated statement of operations of the indicated entity for the year ended December 31, 2017.

(2)	See Note 2 for information regarding pro forma adjustments.

Front Yard Residential Corporation
Unaudited Pro Forma Consolidated Statement of Operations
Six Months Ended June 30, 2018
(in thousands, except share and per share data)

	Front Yard Residential Corporation (1)	Rental Home Associates, LLC (1)	HavenBrook Partners, LLC (1)	Pro Forma Adjustments (2)		Pro Forma Front Yard Residential Corporation
Revenues:
Rental revenues	$80,671	$25,298	$—	$(251)	D	$105,718
Construction revenue	—	—	17	(17)	G	—
Commission revenue	—	—	96	(96)	G	—
Property management revenue	—	—	1,945	(1,945)	G	—
Asset management revenue	—	—	3,000	(3,000)	G	—
Marketing and leasing revenue	—	—	977	(977)	G	—
Total revenues	80,671	25,298	6,035	(6,286)		105,718
Expenses:
Residential property operating expenses	33,989	7,782	—	2,884	D	44,655
Management fees to HavenBrook	—	4,942	—	(4,942)	G	—
Depreciation and amortization	37,951	9,492	665	(4,269)	H	43,839
Acquisition fees and costs	792	—	—	(728)	J	64
Impairment	9,718	—	—	—		9,718
Mortgage loan servicing costs	674	—	—	—		674
Interest expense	32,401	5,895	—	5,021	I	43,317
Share-based compensation	680	—	—	—		680
Bad debt expense	—	251	—	(251)	D	—
General and administrative	5,150	945	7,859	(3,619)	D,G	10,335
Management fees to AAMC	7,487	—	—	—		7,487
Total expenses	128,842	29,307	8,524	(5,904)		160,769
Operating loss	(48,171)	(4,009)	(2,489)	(382)		(55,051)
Net (loss) gain on real estate and mortgage loans	(1,940)	248	—	—		(1,692)
Casualty loss reversals (casualty losses), net	520	(490)	—	—		30
Insurance recoveries	115	—	—	—		115
Other income (expense)	790	(11)	—	—		779
Net loss	$(48,686)	$(4,262)	$(2,489)	$(382)		$(55,819)

Loss per share of common stock - basic:
Loss per basic share	$(0.91)					$(1.04)
Weighted average common stock outstanding - basic	53,487,459					53,487,459

Loss per share of common stock - diluted:
Loss per diluted share	$(0.91)					$(1.04)
Weighted average common stock outstanding - diluted	53,487,459					53,487,459
_______________

(1)	Represents the historical unaudited consolidated statement of operations of the indicated entity for the six months ended June 30, 2018.

(2)	See Note 2 for information regarding pro forma adjustments.

Front Yard Residential Corporation
Notes to Unaudited Pro Forma Consolidated Financial Information

1. Basis of Presentation

The accompanying unaudited pro forma consolidated financial information is presented to reflect the HB Acquisition. The unaudited pro forma consolidated balance sheet as of June 30, 2018 gives effect to the HB Acquisition as if it had occurred on June 30, 2018. The unaudited pro forma consolidated statements of operations give effect to the HB Acquisition as if it had occurred on January 1, 2017. The unaudited pro forma consolidated financial information is based on (i) the audited consolidated financial statements of the Company, RHA and HavenBrook for the year ended December 31, 2017 and (ii) the unaudited consolidated financial statements of the Company, RHA and HavenBrook as of and for the six months ended June 30, 2018.

The historical financial information has been adjusted in the unaudited pro forma consolidated financial information to give effect to pro forma events that are (i) directly attributable to the transaction, (ii) factually supportable and, (iii) with respect to the unaudited pro forma consolidated statements of operations, are expected to have a continuing impact on the consolidated results of operations. Such adjustments are estimates based on certain assumptions and may not prove to be accurate. Information regarding these adjustments is subject to risks and uncertainties that could cause actual results to differ materially from our unaudited pro forma consolidated financial information. Pro forma adjustments have also been made for certain immaterial entities included in the consolidated financial statements of each of RHA and HavenBrook that were not ultimately acquired by the Company.

In the opinion of management, all adjustments necessary to reflect the effects of pro forma events have been included and are based upon available information and assumptions that management believes are reasonable.

Conformity of Accounting Policies

Certain assets and liabilities and related processes of RHA and HB are expected to be integrated with those of the Company. This integration includes a review by the Company of each acquired entity's accounting policies. As a result of that review, the Company may identify differences between the accounting policies of the companies that, when conformed, could have a material impact on the combined financial statements. At this time, the Company is not aware of any differences that would have a material impact on the combined financial statements that have not been adjusted for in the pro forma financial information. Accounting policy differences may be identified after completion of the HB Acquisition.

Purchase Price

The following table presents the components of the purchase price:

Purchase price allocable to RHA entities, including underlying properties	$471,400
Purchase price allocable to HavenBrook	13,600
Gross purchase price	485,000
Less: net purchase price adjustments at closing (1)	(3,644)
Net purchase price	$481,356
__________________

(1)
Purchase price adjustments at closing relate primarily to (i) properties sold by RHA subsequent to negotiation of the purchase price and prior to closing and (ii) working capital balances of each acquired entity.

2. Pro Forma Adjustments

The unaudited pro forma consolidated financial information reflects the following pro forma adjustments:

A.
In accordance with ASC 805 - Business Combinations, the Company has performed a preliminary allocation of the purchase price related to the assets acquired and liabilities assumed in the accompanying unaudited pro forma consolidated financial information based on the estimated acquisition date fair value. The final allocation of purchase price will be determined when the Company has completed the detailed valuations and necessary calculations, which may differ materially from the pro forma amounts included herein. The final allocation may include (1) changes in allocations to land and building of rental properties, (2) changes in the allocations to real estate assets held for sale, (3) changes in allocations to intangible assets such as goodwill or in-place lease assets or (4) other changes to assets and liabilities. The preliminary allocation of the purchase consideration is as follows ($ in thousands):

	Purchase Price Allocation		Historical RHA	Historical HavenBrook	Pro Forma Adjustments
Land	$82,739		$78,965	$—	$3,774	(1)
Rental residential properties	282,914		377,196	—	(94,282)	(1)
Accumulated depreciation	—		(64,155)	—	64,155	(1)
Real estate assets held for sale	94,946		655	—	94,291	(2)
Cash and cash equivalents	9,255		15,602	148	(6,495)	(3)
Restricted cash	4,780		15,462	—	(10,682)	(3)
Accounts receivable, net	1,778	(4)	422	52	1,304
Related party receivables	—		1,884	465	(2,349)	(5)
Property and equipment, net	—		—	2,357	(2,357)	(6)
Intangible and other assets, net	—		—	460	(460)	(6)
Goodwill	13,376		—	—	13,376	(7)
Prepaid expenses and other assets	8,246	(8)	1,238	506	6,502
Total assets acquired	$498,034		$427,269	$3,988	$66,777

Notes payable	$—		$230,599	$—	$(230,599)	(9)
Accounts payable and accrued liabilities	16,678		10,749	1,628	4,301	(10)
Related party payables	—		464	—	(464)	(5)
Deferred revenue from RHA	—		—	1,884	(1,884)	(5)
Other long term liabilities	—		—	9	(9)	(6)
Total liabilities assumed	$16,678		$241,812	$3,521	$(228,655)

Estimated fair value of net assets acquired	$481,356
__________________

(1)	Real estate acquired has been included at the estimated fair value of the underlying land, building, site improvements and furniture, fixtures and equipment.

(2)	The Company has classified 430 homes acquired in the HB Acquisition as held for sale.

(3)
Represents amounts not acquired in the HB Acquisition. The adjustment to cash and cash equivalents relates primarily to amounts held by RHA that were distributed to prior owners shortly before closing. The adjustment to restricted cash relates primarily to RHA debt service accounts that were applied against RHA's notes payable at closing.

(4)	Consists primarily of tenant receivables as of August 8, 2018 related to August 2018 rents.

(5)	Amounts payable or receivable between RHA and HavenBrook have been eliminated upon consolidation.

(6)	Certain amounts have been reclassified to conform to the Company's historical presentation. Refer to Item D.

(7)	Goodwill relates to the acquisition of HavenBrook.

(8)	Consists primarily of $6.5 million of lease-in-place intangible assets related to the leased properties acquired.

(9)	In conjunction with the HB Acquisition, the notes payable of RHA were repaid in full.

(10)
The increase in accounts payable and accrued liabilities relates primarily to rents collected before August 8, 2018 that had not yet been earned and increases in operating payables and accruals subsequent to June 30, 2018.

B.	The HB Acquisition was completed using the following sources of funds ($ in thousands):

Cash	$77,230	(1)
Deposits applied	11,259	(2)
Net proceeds of borrowings (see Item E)	462,794
Less: financing related to assets previously acquired	(69,927)	(1)
Purchase price	$481,356
__________________

(1)	Included in the pro forma adjustment to cash and cash equivalents. See below.

(2)	Deposits as of June 30, 2018. Included in pro forma adjustments to prepaid expenses and other assets.

The follow presents the components of the pro forma adjustment to cash and cash equivalents included in the unaudited pro forma consolidated balance sheets:

Net cash paid to seller	$(7,303)
Net adjustment to cash and cash equivalents acquired (see Item A)	(6,495)
Cash paid to Altisource S.à r.l. (see Item C)	(15,000)
Cash paid for acquisition fees and costs	(6,916)
Add: acquisition fees and costs included in accounts payable and accrued liabilities	728
Pro forma adjustment to cash and cash equivalents	$(34,986)

C.
The MSA Amendment Agreement resulted in pro forma adjustments to give effect to the $18.0 million due to Altisource S.à r.l., which resulted in a reduction to cash and cash equivalent of $15.0 million and an increase in accounts payable and accrued liabilities of $3.0 million in the pro forma consolidated balance sheet as of June 30, 2018. Because the payment is nonrecurring, no effect has been given to the pro forma consolidated statement of operations.

D.	Certain amounts in the historical financial statements of RHA and HavenBrook have been reclassified to conform to the Company’s presentation. These reclassifications are summarized as follows:

•
The fair value of HavenBrook amounts related to property and equipment, net and intangible and other assets, net was estimated at an aggregate fair value of $0.5 million, which is included in pro forma prepaid expenses and other assets to conform to the Company's historical presentation.

•
The fair value of HavenBrook amounts related to other long-term liabilities was estimated at $9,000, which is included in pro forma accounts payable and accrued liabilities to conform to the Company's historical presentation.

•	Bad debt expense of RHA has been reclassified to rental revenues to conform to the Company's historical presentation.

•
Loss on disposition of real estate of RHA for the year ended December 31, 2017 has been reclassified to net realized gain (loss) on sales of real estate within total revenues to conform to the Company's historical presentation for periods prior to January 1, 2018.

•
Certain historical general and administrative expenses of HavenBrook, including payroll, automobile expenses, software costs and certain other expenses that are directly attributable to repairs and maintenance, unit turnover, leasing and property management, have been reclassified to residential property operating expenses. The reclassified amounts were $5.4 million and $2.7 million for the year ended December 31, 2017 and the six months ended June 30, 2018, respectively.

E.
The pro forma adjustments to the Company's repurchase and loan agreements includes $508.7 million of proceeds under the FYR SFR Loan Agreement, $84.9 million of proceeds from and repayment of $57.5 million to the CS Repurchase Agreement and repayments of $69.7 million under the Company's loan agreement with Nomura (the “Nomura Loan Agreement”). See also Item I. The following table summarizes the net proceeds of financing ($ in thousands):

Proceeds from Berkadia	$508,700
Proceeds from CS	84,934
Repayment to CS	(57,497)
Repayment to Nomura	(69,736)
Less: financing costs	(3,607)
Net proceeds of financing	$462,794

F.	The pro forma adjustments to equity as of June 30, 2018 are summarized as follows ($ in thousands):

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Members' Equity	Total Equity
Front Yard Residential Corporation historical equity	$536	$1,181,873	$(602,158)	$—	$580,251
Addition of RHA historical equity	—	—	—	185,457	185,457
Elimination of RHA historical equity	—	—	—	(185,457)	(185,457)
Addition of HavenBrook historical equity	—	—	—	467	467
Elimination of HavenBrook historical equity	—	—	—	(467)	(467)
Altisource S.à r.l. MSA Amendment (see Item C)	—	—	(18,000)	—	(18,000)
Acquisition fees and costs	—	—	(6,916)	—	(6,916)
Add: acquisition fees and costs already reflected in accumulated deficit (see Item J)	—	—	728	—	728
Pro forma consolidated equity as of June 30, 2018	$536	$1,181,873	$(626,346)	$—	$556,063

G.
Property management and other fees charged by HavenBrook to RHA and the related accounts receivable or payable have been eliminated in consolidation. HavenBrook's historical marketing and leasing revenue represents general and administrative expenses incurred by HavenBrook and subsequently billed to RHA. The pro forma adjustments to general and administrative expenses therefore include a reduction of $1.7 million and $0.7 million for the year ended December 31, 2017 and the six months ended June 30, 2018, respectively.

H.
Estimated pro forma depreciation and amortization expense was calculated assuming a useful life of 27.5 years for buildings, 2-15 years for site improvements and furniture, fixtures and equipment and eight months for lease-in-place intangible assets.

I.	Pro forma adjustments for interest expense include the following:

•
The FYR SFR Loan Agreement provided financing to the Company in the amount of $508.7 million. Pro forma interest expense for the FYR SFR Loan Agreement was calculated at a fixed rate of 4.65% per annum.

•
A portion of the proceeds of the FYR SFR Loan Agreement were used to repay $57.5 million under the CS Repurchase Agreement and $69.7 million under the Nomura Loan Agreement. Pro forma interest expense reversals for these repayments were based on the actual interest expense incurred.

•
The Company received new funding under the CS Repurchase Agreement of $84.9 million related to the 438 RHA Acquired Properties that were not financed under the FYR SFR Loan Agreement. Pro forma interest expense for the additional financing under the CS Repurchase Agreement was calculated at a rate of 5.17% per annum. Should this variable interest rate change by 1/8 percent per annum, the Company's annual net income would be impacted by approximately $0.1 million.

•	In connection with the FYR SFR Loan Agreement, we paid $3.6 million of financing costs, which are being amortized over the 10-year term of the FYR SFR Loan Agreement.

J.
During the six months ended June 30, 2018, the Company recognized $728,000 of acquisition fees and costs related to the HB Acquisition. Therefore, a pro forma adjustment has been included to reverse these acquisition fees and costs because these expenses are nonrecurring.